UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): June 3, 2010

InterDigital, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-11152 (Commission File Number)	23-1882087 (IRS Employer Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania (Address of Principal Executive Offices)	19406-1409 (Zip Code)
Registrant’s telephone number, including area code: 610-878-7800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 3, 2010, InterDigital, Inc. (the “company”) held its 2010 annual meeting of shareholders (the “2010 annual meeting”). At the 2010 annual meeting, the company’s shareholders, upon the recommendation of the board of directors (the “board”), voted in favor of amending the company’s articles of incorporation (the “articles”) and bylaws (the “bylaws”) to phase out the classification of the board and provide for the annual election of all directors commencing in 2013. The shareholders also approved certain immaterial conforming and technical changes to the articles. The voting results are set forth in Item 5.07 below. These amendments to the articles and the bylaws are more fully described in Appendix A to the company’s proxy statement for the 2010 annual meeting filed with the Securities and Exchange Commission on April 30, 2010.
     In addition, on June 3, 2010, after the 2010 annual meeting, the board approved an amendment to Article FIFTH of the articles to authorize the issuance of uncertificated shares of stock. At the same time, the board approved several conforming amendments to the company’s bylaws to allow for the issuance and transfer of both certificated and uncertificated shares of stock, as well as to permit the board to authorize the company’s transfer agent to issue new certificated or uncertificated shares in place of lost certificates in certain circumstances. Lastly, the bylaws were also amended to make certain immaterial conforming and technical changes.
     On June 4, 2010, the company filed, with the approval of the board, Articles of Amendment (the “Articles of Amendment”) with the Department of State of the Commonwealth of Pennsylvania to amend and restate the articles to reflect the amendments approved by the shareholders at the 2010 annual meeting as well as the amendment to Article FIFTH described in the preceding paragraph.
     Both the Articles of Amendment and the amendments to the bylaws described above became effective on June 4, 2010 upon the filing of the Articles of Amendment with the Department of State of the Commonwealth of Pennsylvania.
     This summary of the amendments to the articles and the bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the articles and bylaws, each as amended and restated, which are attached as Exhibits 3.1 and 3.2, respectively, to this report.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     As stated above in Item 5.03, the company’s 2010 annual meeting of shareholders was held on June 3, 2010. The matters voted on at the 2010 annual meeting and the voting results for each matter are set forth below.

(i)	The following individuals were elected as directors of the company for a three-year term expiring at the company’s annual meeting of shareholders in 2013 as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey K. Belk	23,093,156	598,390	14,236,576
Robert S. Roath	20,136,395	3,555,151	14,236,576
(ii)	Shareholders approved the amendment of the company’s articles of incorporation and bylaws to provide for the annual election of all directors and to adopt certain immaterial changes to the articles of incorporation as follows:

Votes For	Votes Against	Abstentions
36,999,903	793,926	134,289
(iii)	Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the year ending December 31, 2010 as follows:

Votes For	Votes Against	Abstentions
37,010,651	753,935	163,535
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of InterDigital, Inc. (effective as of June 4, 2010).

3.2	Amended and Restated Bylaws of InterDigital, Inc. (effective as of June 4, 2010).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.
By:	/s/ Jannie K. Lau
Jannie K. Lau
Associate General Counsel

Dated: June 7, 2010

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of InterDigital, Inc. (effective as of June 4, 2010).

3.2	Amended and Restated Bylaws of InterDigital, Inc. (effective as of June 4, 2010).